Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Golub Capital Private Income Fund I

Tendered Pursuant to the Offer to Purchase

Dated June 29, 2026

The Offer and withdrawal rights will expire on July 29, 2026 and this Letter of Transmittal must be received by

the Fund’s Transfer Agent, by mail, by 11:59 p.m.,

Eastern Time, on July 29, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Dear Shareholders:

The undersigned hereby tenders to Golub Capital Private Income Fund I, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 29, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

A cash payment will be made to the undersigned if the Fund accepts for purchase the shares tendered hereby. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

U.S. federal income tax information reporting rules generally apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service and to you. Generally, these rules apply to our shares, including those purchased through our distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these rules.

VALUATION DATE: June 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), July 29, 2026

 PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Advisor, Broker, Dealer Or Other Financial Intermediary (“Authorized Intermediary”) Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By Ultimus Fund Solutions, LLC, The Fund’s Transfer Agent, No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO YOUR AUTHORIZED INTERMEDIARY. A SHAREHOLDER WHO HOLDS SHARES THROUGH AN AUTHORIZED INTERMEDIARY SHOULD SUBMIT THE ATTACHED FORM TO THE FUND AT THE SAME TIME THE ATTACHED FORM IS SUBMITTED TO THEIR AUTHORIZED INTERMEDIARY.

For accounts held through a custodial relationship, SHAREHOLDERS SHOULD SEND the completed FORMS TO SUCH custodian (ALONG WITH ANY CUSTODIAN REQUIRED DOCUMENTATION) AT THE SAME TIME THE COMPLETED FORMS ARE SUBMITTED TO THE FUND.

PART 1 - NAME (AS IT APPEARS ON YOUR GOLUB CAPITAL PRIVATE INCOME FUND I STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Share Class:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 - REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of _________ Shares (please only provide a number of Shares, not a dollar amount)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance*

* Such minimum account balance requirement may be waived by the Fund, in its sole discretion.

PART 3 - REPURCHASE TYPE (Check one, required)

☐	Normal	☐	Death	☐	Disability	☐	Divorce

OTHER TENDER OFFER CONSIDERATIONS

(select only one)

Our share repurchase plan contains limitations on the number of shares that can be repurchased under the plan during any quarter. In addition to these limitations, we cannot guarantee that we will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and we may elect to repurchase fewer shares than have been requested in any particular quarter, or none at all. If the number of shares subject to repurchase requests exceeds the then applicable limitations, or if we otherwise do not make all requested repurchases, each shareholder’s request will be reduced on a pro rata basis. If repurchase requests are reduced on a pro rata basis, you may elect (at the time of your repurchase request) to either withdraw your entire request for repurchase or have your request honored on a pro-rata basis. If you wish to have the remainder of your initial request repurchased, you must submit a new repurchase request, in the next repurchase period, for the remaining amount. Please select one of the following options below. If an option is not selected, your repurchase request will be processed on a pro-rata basis, if needed.

☐	Process my repurchase request on a pro-rata basis.

☐	Withdraw (do not process) my entire repurchase request if amount will be reduced on a pro-rata basis.

PART 4 - PAYMENT

Payments will be made in accordance with the payment instructions on file. Contact your financial intermediary or account manager if you have any questions.

PART 5 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and the Offer to Purchase dated June 29, 2026 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

Custodian Name	Custodian Phone Number

Custodian Stamp Here
Custodian Tax ID #

Signature of Custodian (if applicable)	Date

3